As filed with the Securities and Exchange Commission on March 19, 2009
Registration Statement No. 333-154173

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.	GOLDMAN SACHS CAPITAL II
(Exact name of Registrant as specified in its charter)	GOLDMAN SACHS CAPITAL III
GOLDMAN SACHS CAPITAL IV
Delaware	GOLDMAN SACHS CAPITAL V
(State or other jurisdiction of incorporation or organization)	GOLDMAN SACHS CAPITAL VI
13-4019460	GS FINANCE CORP.
(I.R.S. Employer Identification No.)	(Exact name of each Registrant as specified in its charter)

85 Broad Street	Delaware
New York, NY 10004	(State or other jurisdiction of incorporation or organization)
(212) 902-1000	20-6109939, 20-6109956, 20-6109972,
(Address, including zip code, and telephone number,	34-2036412, 34-2036414, 26-0785112
including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

c/o The Goldman Sachs Group, Inc.
85 Broad Street
New York, NY 10004
(212) 902-1000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Kenneth L. Josselyn
The Goldman Sachs Group, Inc.
85 Broad Street
New York, New York 10004
(212) 902-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David B. Harms
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering
Title of each class of	price per unit/	Amount of
securities to be registered	Proposed maximum offering price	registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Senior Debt Securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of
Goldman Sachs Capital II,
Goldman Sachs Capital III,
Goldman Sachs Capital IV,
Goldman Sachs Capital V and
Goldman Sachs Capital VI	(1)(2)	$0(1)(2)(3)
(collectively, the “Issuer Trusts”)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantee with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share
Rights of The Goldman Sachs Group, Inc.(10)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fee, which will be paid from time to time in advance of one or more other offerings of securities to be made hereunder, except for $894,631 that was previously paid and is unused, which accounts for $24,042,710,799 aggregate initial offering price of securities registered with respect to this Registration Statement as of the date hereof.

(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc. and capital securities of the Issuer Trusts, as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.

(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.

(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certificates of deposit issued or to be issued at any time and from time to time in the past or the future by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. Except for an initial fee of $1.00 previously paid, no separate registration fee will be paid in respect of any such guarantees or other obligations.

(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. Except for an initial fee of $1.00 paid herewith, no separate registration fee will be paid in respect of any such guarantee or other obligations.

(10)	Each share of common stock of The Goldman Sachs Group, Inc. includes one shareholder protection right as described below under “Description of Capital Stock of The Goldman Sachs Group, Inc.”

Explanatory Note
     This Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) is being filed by The Goldman Sachs Group, Inc., Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V, Goldman Sachs Capital VI and GS Finance Corp. for the purposes of (a) registering as a separate class of securities hereunder the guarantees by The Goldman Sachs Group, Inc. of notes and deposit notes to be issued at any time and from time to time in the future by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed, (b) filing a prospectus relating to the guarantees being registered under this Post-Effective Amendment No. 2 (i.e., the guarantees relating to the notes and deposit notes of GS Bank) and (c) filing additional exhibits to the Registration Statement under Item 16 of Part II thereof. No changes or additions are being made hereby to (i) the existing prospectuses relating to the securities to be issued from time to time by The Goldman Sachs Group, Inc. or GS Finance Corp. and previously registered hereunder, which prospectuses remain parts of the Registration Statement, or (ii) any other item in Part II of the Registration Statement and therefore such existing prospectuses and other items have been omitted. This Post-Effective Amendment No. 2 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

The Goldman Sachs Group, Inc.

Guarantee
of Notes and Deposit Notes of
Goldman Sachs Bank USA

Under a General Guarantee Agreement dated December 1, 2008, The Goldman Sachs Group, Inc. has guaranteed various obligations of Goldman Sachs Bank USA, our banking subsidiary, including notes and deposit notes to be issued by Goldman Sachs Bank USA at any time and from time to time. In this prospectus, we refer to these notes as the “notes” and these deposit notes as the “deposit notes”. We refer to the General Guarantee Agreement, as it may be amended from time to time, as the “guarantee agreement” and to our guarantee of the notes and deposit notes under the guarantee agreement as “our guarantee”.

Under our guarantee, we have guaranteed the performance of all payment obligations of Goldman Sachs Bank USA under the notes and deposit notes, on the terms set forth in the guarantee agreement. Each note or deposit note will be issued with such terms and upon such conditions as may be determined by Goldman Sachs Bank USA in the future. There is currently no limit on the amount of notes or deposit notes that may be issued by Goldman Sachs Bank USA.

Goldman Sachs Bank USA may issue and sell the notes and deposit notes to or through Goldman, Sachs & Co. and our other affiliates. All proceeds from the sale of the notes and deposit notes, net of fees, commissions or discounts, will be received by Goldman Sachs Bank USA. We will receive no proceeds or any other compensation from any person in respect of our guarantee.

Our guarantee is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor is it the obligation of, or guaranteed by, a bank. In addition, our guarantee will not be guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

This prospectus relates solely to our guarantee of the notes and deposit notes. Neither this prospectus nor the registration statement of which it forms a part covers the notes or deposit notes.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our guarantee or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sales of notes and deposit notes covered by our guarantee. In addition, Goldman, Sachs & Co. or any of our other affiliates may use this prospectus in market-making transactions in notes and deposit notes covered by our guarantee after their initial sale. Unless the purchaser is informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus dated March 19, 2009.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed an amendment to our registration statement on Form S-3 with the SEC relating to our guarantee covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or any prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our guarantee by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended November 28, 2008 (File No. 001-14965);

(2)	Current Report on Form 8-K, dated and filed on February 17, 2009 (File No. 001-14965); and

(3) All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of our guarantee under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 85 Broad Street, New York, New York 10004, telephone (212) 902-0300.

If you purchase a note or deposit note, you are making an investment in both a security of Goldman Sachs Bank USA — the note or deposit note — and a security of The Goldman Sachs Group, Inc. — our guarantee of the note or deposit note. Thus you should consider carefully the applicable offering circular relating to the note or deposit note and this prospectus relating to our guarantee.

We describe the terms of our guarantee in this prospectus. We may file one or more prospectus supplements to this prospectus, which may amend or supplement the terms described herein. If the terms described in any such prospectus supplement are inconsistent with those described herein, the terms described in such prospectus supplement are controlling.

You should carefully read in their entirety this prospectus, any prospectus supplement to this prospectus, the documents incorporated by reference into this prospectus and any offering circular relating to the notes or deposit notes that you propose to buy, especially any description of investment risks that Goldman Sachs Bank USA may include in such offering circular. In addition, because an investment in notes and deposit notes includes an investment in our guarantee, you should carefully read the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc., including our guarantee, described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated by reference into this prospectus.

When we refer to “Goldman Sachs” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “GS Bank” mean Goldman Sachs Bank USA.

THE GOLDMAN SACHS GROUP, INC.

The Goldman Sachs Group, Inc. is a leading global financial services firm providing investment banking, securities and investment management services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Founded in 1869, we have our headquarters at 85 Broad Street, New York, New York 10004, telephone (212) 902-1000, and we maintain offices in London, Frankfurt, Tokyo, Hong Kong and other major financial centers around the world.

On September 21, 2008, The Goldman Sachs Group, Inc. became a bank holding company under the U.S. Bank Holding Company Act of 1956, and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) became its primary federal regulator. On September 26, 2008, Goldman Sachs Bank USA became a member of the Federal Reserve System and is now regulated by the Federal Reserve Board and by the New York State Banking Department, and continues to be a member of the Federal Deposit Insurance Corporation (the “FDIC”). The deposits of Goldman Sachs Bank USA, including the deposit notes, are or will be insured by the FDIC to the extent provided by law. The debt obligations of Goldman Sachs Bank USA, including the notes, are not and will not be insured by the FDIC.

WE ARE A HOLDING COMPANY

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Goldman, Sachs & Co., are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Dividends, loans and advances to us from our banking subsidiaries, including GS Bank, are subject to regulatory restrictions under applicable federal and state banking laws and regulations. Furthermore, because some of our subsidiaries, including Goldman, Sachs & Co., are partnerships in which we are a general partner or the sole limited partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our creditors, including investors in our securities.

USE OF PROCEEDS

We will receive no proceeds or any other compensation from any person in connection with the issuance of our guarantee.

We were advised by GS Bank that it intends to use the net proceeds from the sales of the notes and deposit notes in order to provide additional funds for its operations and for other general corporate purposes.

THE NOTES AND DEPOSIT NOTES

The notes and deposit notes will be issued by GS Bank under one or more fiscal agency agreements from time to time in the future. Each note or deposit note will have such terms, including as to maturity, interest (if any) and other features, and will be offered and sold in such amount and upon such terms and conditions, as may be determined by GS Bank and described in a separate offering circular prepared by GS Bank at or before the time of issue. In general, the deposit notes will represent deposit liabilities of GS Bank and will be insured by the FDIC to the extent provided by applicable law, and the notes will be debt obligations of GS Bank and will not be insured. However, the specific terms of the notes and deposit notes, and of any FDIC insurance, may vary and you should read the applicable offering circular for a description of the actual terms of any note or deposit note and of its offering and sale. The brief references to the notes and deposit notes in this prospectus are qualified in their entirety by reference to the applicable offering circular, and if there is any inconsistency between this prospectus and the applicable offering circular with regard to the description of any note or deposit note, the latter shall control.

The notes and deposit notes will be offered and sold without registration under the Securities Act, in reliance on the exemption in Section 3(a)(2) of that Act, and will not have the protection of the Trust Indenture Act of 1939.

OUR GUARANTEE AND THE GUARANTEE AGREEMENT

Under the guarantee agreement, we unconditionally and, subject to the provisions thereof, irrevocably guarantee to each person (a “Party”) to whom GS Bank may owe any Obligations (as described below) from time to time, the complete payment when due, whether by acceleration or otherwise, of all payment obligations, whether now in existence or hereafter arising (other than non-recourse payment obligations), of GS Bank, including all payment obligations (other than non-recourse payment obligations) in connection with deposits, loans and other instruments specified in the guarantee agreement (collectively, the “Obligations”). The payment obligations of GS Bank in connection with the notes and the deposit notes are Obligations for this purpose.

Thus, as and to the extent provided in the guarantee agreement, we guarantee to each Party the complete payment when due of all payment obligations of GS Bank in connection with the notes and deposit notes. With respect to any note or deposit note, the Party entitled to the benefit of our guarantee of that instrument will be the person entitled to receive payment thereon, as provided in the terms of the instrument. Generally, the person entitled to receive payment will be the person in whose name the relevant note or deposit note is registered on the books of GS Bank or its agent. In the case of any note or deposit note issued in book-entry form, the registered owner will be the depository or its nominee. You should read the applicable offering circular for information about these matters.

The guarantee agreement provides that we may amend or terminate the guarantee agreement as to one Party, all Parties or a group of specified Parties, and as to one Obligation, all Obligations or specified Obligations (including in each case with respect to the notes or deposit notes), at any time if:

•	we issue a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service; or

•	we provide a written notice signed by us,

in each case stating that we are so amending or terminating the guarantee agreement. Any such termination or amendment will be effective with respect to a Party on the opening of business on the fifth New York business day after the earlier of the issuance of such press release or the receipt of such written notice, as applicable. However, no such amendment or termination may adversely affect the rights of any Party relating to any Obligations incurred prior to the effectiveness of such amendment or termination. Any such amendment or termination may become effective as to one Party whether or not it becomes effective as to another Party. Our guarantee of the notes and deposit notes is subject to these termination and amendment provisions.

The guarantee agreement further provides that we will not be liable to any Party for any amount in excess of the amount which GS Bank actually owes to such Party, and that we may assert any defense to payment available to GS Bank, other than those arising in a bankruptcy or insolvency proceeding. Upon payment of all due and unpaid Obligations owing to any Party, we will be subrogated to the rights of such Party against GS Bank with respect to such Obligations, and such Party will be obligated to take at our expense such steps as we may reasonably request to implement such subrogation.

We may not assign our rights or delegate our obligations under the guarantee agreement with respect to any Party, in whole or in part, without the prior written consent of such Party. However, this prohibition on assignment or delegation is subject to an important exception. We may assign and delegate all of our rights and obligations under the guarantee agreement to any partnership, corporation, trust or other organization in any form that succeeds to all or substantially all of our assets and business and assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, we will be relieved of and fully discharged from all obligations under the guarantee agreement, whether such obligations arose before or after such delegation and assumption.

For the purposes of the guarantee agreement, references above to “GS Bank” include any banking subsidiary of ours (whether now or hereafter formed) that succeeds to the business of GS Bank. Under the guarantee agreement, therefore, “Obligations” include the Obligations of any such successor.

The guarantee agreement is governed by New York law.

The guarantee agreement has not been and will not be qualified as an indenture, and there is not and will not be any trustee, qualified under the Trust Indenture Act with respect to the guarantee agreement or our guarantee of the notes and deposit notes. Therefore, the beneficiaries of our guarantee of the notes and deposit notes will not have the protection of the Trust Indenture Act with respect to our guarantee.

Our guarantee of the notes and deposit notes are governed by and subject to the guarantee agreement, and any payments we may become obligated to make in respect of our guarantee will be made on the terms and as provided in the guarantee agreement. Please note that we or our agent may require any person claiming payment under our guarantee to provide evidence reasonably satisfactory to us or our agent that such person is a Party entitled to such payment under the guarantee agreement. We have filed the guarantee agreement with the SEC as exhibit 4.80 to the registration statement of which this prospectus forms a part, and we encourage you to read it carefully.

Because we are a holding company, our ability to perform our obligations under our guarantee will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters under “We Are a Holding Company” above.

The guarantee agreement supersedes and replaces a substantially identical general guarantee agreement dated October 21, 2008. The earlier general guarantee agreement does not apply with respect to the notes and deposit notes or other obligations of GS Bank incurred after December 1, 2008.

Considerations Relating to the Guarantee of the Deposit Notes

In the event of a liquidation or other resolution of GS Bank and payment on the deposit notes by the FDIC under FDIC insurance, the FDIC will be subrogated to all rights of holders of the deposit notes against GS Bank under the deposit notes, including their rights against The Goldman Sachs Group, Inc. under the guarantee agreement, to the extent of such payment.

The deposit notes will be deposit liabilities of GS Bank, unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. pursuant to our guarantee. Except to the extent FDIC insurance is available from the FDIC, no entity other than GS Bank (or its receiver or conservator, if applicable, to the extent of any available remaining assets of GS Bank) or The Goldman Sachs Group, Inc. will have any obligation, contingent or otherwise, to make any payments in respect of the deposit notes. Accordingly, GS Bank and The Goldman Sachs Group, Inc. will be dependent on their respective assets and earnings to generate the funds necessary to meet their respective obligations with respect to the deposit notes. If GS Bank’s and The Goldman Sachs Group, Inc.’s assets and earnings are not adequate, GS Bank and The Goldman Sachs Group, Inc. may be unable to make payments in respect of the deposit notes and you could lose that part of your deposit, if any, that is not covered by FDIC insurance.

The deposit notes will not be guaranteed by the FDIC under the FDIC’s Temporary Liquidity Guarantee Program (the “TLG Program”).

Considerations Relating to the Guarantee of the Notes

The notes will be unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. pursuant to our guarantee. However, the notes will be general unsecured obligations, not deposit liabilities, of GS Bank and will not be insured by the FDIC. In the event of a liquidation or other resolution of GS Bank, the notes, as general obligations of GS Bank, will generally be subordinated in right of payment to the claims of deposit holders. No entity other than GS Bank or The Goldman Sachs Group, Inc. will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Accordingly, GS Bank and The Goldman Sachs Group, Inc. will be dependent on their respective assets and earnings to generate the funds necessary to meet their respective obligations with respect to the notes. If GS Bank’s and The Goldman Sachs Group Inc.’s assets and earnings are not adequate, GS Bank and The Goldman Sachs Group, Inc. may be unable to make payments in respect of the notes and you could lose your entire investment in your note.

The notes will not be guaranteed by the FDIC under the TLG Program.

SCOPE OF THIS PROSPECTUS

As indicated above, the guarantee agreement applies to a wide range of payment obligations of GS Bank. This prospectus, however, relates only to our guarantee of the notes and deposit notes and not to any other obligations of GS Bank, unless we amend or supplement this prospectus to provide otherwise.

We reserve the right to amend or terminate the guarantee agreement with respect to the notes or deposit notes, in whole or in any part (and with respect to some or all holders of the notes or deposit notes), at any time in the future as permitted in the guarantee agreement. In the event that we terminate the guarantee agreement with respect to any notes or deposit notes (or holders), this prospectus will not apply with respect to any offers or sales of those obligations made after the termination becomes effective (other than offers and sales to any holders as to whom the termination is not effective).

PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes and Deposit Notes with Guarantee

We have been advised by GS Bank that the notes or deposit notes, in each case together with our guarantee, may be initially offered from time to time as follows:

•	through agents;

•	to dealers or initial purchasers for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The notes or deposit notes, in each case together with our guarantee, which GS Bank distributes by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The notes or deposit notes, in each case together with our guarantee, may be offered by Goldman, Sachs & Co., any of our other affiliates or other firms, pursuant to distribution agreements signed with GS Bank and us from time to time. We refer to these firms as “agents”. The notes and deposit notes will be offered for sale primarily in the United States but may also be offered outside the United States.

The agents may offer the notes or deposit notes, in each case together with our guarantee, as agents for GS Bank or may purchase them for resale as principal, either on a firm-commitment or best-efforts basis, and will be compensated by GS Bank in the form of placement fees, commissions, purchase price discounts or similar arrangements. The agents may offer the notes or deposit notes either directly or through other institutions acting as selling agents, and may reallow or otherwise pay all or some of their compensation to their selling agents, if any.

We have been advised by GS Bank that it may also solicit offers to purchase the notes or deposit notes directly from the public from time to time.

We do not expect to pay any fees or other compensation to any agent in connection with the offering of notes or deposit notes, nor do we intend to charge any fees to or receive any other compensation from GS Bank or any other person in respect of our guarantee.

Neither the notes nor the deposit notes are required to be or have been registered under the Securities Act. However, because our guarantee has been registered under the Securities Act, the agents may be deemed to be “underwriters”, and some of the compensation they receive in connection with the distribution of notes and deposit notes may be deemed to be “underwriters’ compensation” (as these terms are defined in the Securities Act), with respect to our guarantee.

In connection with an offering, the agents may purchase and sell notes or deposit notes, together with our guarantee, in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the agents of a greater number of notes or deposit notes than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes or deposit notes while an offering is in progress.

The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the fees, commissions or discounts received by it because the agents have repurchased notes or deposit notes, together with our guarantee, sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes or deposit notes. As a result, the price of the notes or deposit notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time.

We have been advised by GS Bank that it may authorize the agents and their selling agents to solicit from third parties offers to purchase the notes or deposit notes providing for payment and issuance on future dates.

The agents, as well as their affiliates, may be customers of or lenders to, and may engage in transactions with and perform services (including investment banking, financial advisory and banking services) for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business. In connection with some of these transactions and services, these parties have in the past received, and may in the future receive, customary fees from us or our affiliates. As noted above, GS Bank expects to offer the notes and deposit notes, together with our guarantee, to or through our affiliates, as agents or selling agents. Among our affiliates, Goldman, Sachs & Co. may offer the notes and deposit notes for sale in the United States and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. may offer them for sale outside the United States. Our affiliates may also offer the notes and deposit notes in other markets through one or more selling agents, including one another.

Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (NASD) imposes certain requirements when a member of the Financial Industry Regulatory Authority, Inc. (FINRA), such as Goldman, Sachs & Co., distributes an affiliated company’s securities. Goldman, Sachs & Co. has advised us that each particular offering of the notes and deposit notes in which it participates will comply with the applicable requirements of Rule 2720.

Neither Goldman, Sachs & Co. nor any other FINRA member is permitted to sell the notes or deposit notes with our guarantee in an offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

We and GS Bank have agreed (or will agree) to indemnify the agents that have signed (or will sign) distribution agreements against certain liabilities, which may include liabilities arising under the Securities Act of 1933.

We estimate that our and GS Bank’s share of the total expenses of the offering of the notes and deposit notes together with our guarantee, excluding fees and other compensation of agents, will be approximately $495,000.

Market-Making Resales

This prospectus may be used by Goldman, Sachs & Co. and any of our other affiliates in connection with offers and sales of notes and deposit notes, together with our guarantee, in market-making transactions. In a market-making transaction, Goldman, Sachs & Co. or any such other affiliate may resell a note or deposit note that it acquires from other holders, after the original offering and sale of the note or deposit note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Goldman, Sachs & Co. or such other affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Goldman, Sachs & Co. or such other affiliate may receive compensation in the form of fees, commissions and discounts, including from both counterparties in some cases. In addition to Goldman, Sachs & Co., our other affiliates who engage in transactions of this kind and may use this prospectus for this purpose include Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte.

In the event that GS Bank, Goldman, Sachs & Co. or any other affiliate of GS Bank purchases deposit notes with our guarantee in the secondary market, these purchases may be subject to certain regulatory conditions, including, if GS Bank, Goldman, Sachs & Co. or any other affiliate of GS Bank purchases deposit notes from a holder within six days after those deposit notes are initially issued, downward adjustments to the purchase price to be paid to the holder to account for early withdrawal penalties imposed by GS Bank pursuant to Regulation D of the Federal Reserve Board. Thus, if you sell a deposit note to GS Bank or any of its affiliates shortly after you purchase and pay for it, you may receive a reduced price for your deposit note.

We do not expect to pay or receive any fees or other compensation in respect of our guarantee in market-making transactions. We do not expect Goldman, Sachs & Co. or any of our other affiliates that engages in these transactions to pay any proceeds from its market-making resales to us.

When you purchase any notes or deposit notes together with our guarantee, you may assume that you are purchasing them in a market-making transaction unless you are informed in your confirmation of sale that you are purchasing them in their original offering and sale.

Market for the Notes and Deposit Notes

There is no established trading market for the notes or deposit notes, in each case together with our guarantee, and there is no assurance that any will develop. Neither we nor GS Bank intends to list the notes, deposit notes or our guarantee on any securities exchange or trading facility. We have been advised by Goldman, Sachs & Co. that it may make a market in the notes or deposit notes and it is possible that any of our other affiliates involved in the distribution of the notes or deposit notes may also do so. Neither Goldman, Sachs & Co. nor any of our other affiliates, however, is obligated to do so and any one of them may discontinue market-making at any time without notice. No assurance can be given as to the liquidity or the trading market for the notes or deposit notes.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan an IRA or a Keogh Plan) proposing to invest in the notes or deposit notes, in each case with our guarantee.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes or deposit notes, in each case with our guarantee, are acquired by or on behalf of a Plan unless the notes or deposit notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). A Plan should also consider whether its purchase, holdings and disposition of a note or deposit note is eligible to be covered under prohibited transaction exemption 81-8 (involving investments in certificates of deposit). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes or deposit notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes or deposit notes, (b) none of the purchase, holding or disposition of the notes or deposit notes, in each case with our guarantee, or the exercise of any rights related to the notes, the deposit notes or our guarantee will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes or deposit notes, in each case with our guarantee, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, the deposit notes or our guarantee, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes or deposit notes, in each case with our guarantee, and any transactions contemplated with respect to the notes or deposit notes, in each case with our guarantee.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan an IRA or a Keogh plan) and propose to invest in the notes or deposit notes, in each case with our guarantee, described in this prospectus, you should consult your legal counsel.

VALIDITY OF OUR GUARANTEE

The validity of our guarantee has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The opinion of Sullivan & Cromwell LLP was based on assumptions about the absence of future changes in law or the authorization of our guarantee and about other matters that may affect the validity of our guarantee but which could not be ascertained on the date of that opinion.

Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock, preferred stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. and GS Bank in connection with the issuance of our guarantee and the notes and deposit notes.

EXPERTS

The financial statements of Goldman Sachs incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended November 28, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement, balance sheet and common share data set forth in “Selected Financial Data” for each of the five fiscal years in the period ended November 28, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended November 28, 2008, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs
Group, Inc.
Guarantee
of Notes and Deposit Notes of
Goldman Sachs Bank USA

Goldman, Sachs & Co.

PART II

Information Not Required in Prospectus
Item 16. Exhibits.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Distribution Agreement for	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
Medium-Term Notes, Series E of GS Finance Corp.

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	***

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75213), filed on May 10,1999.

2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75213), filed on May 10,1999.

2.4	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.

2.5	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on March 16, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investors Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.3	Certificates of Designations of The Goldman Sachs Group, Inc. relating to Preferred Stock Series A, B, C, D, E, F, G, and H included in the Restated Certificate of Incorporation of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001–14965) for the fiscal year ended November 28, 2008.

4.4	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.5	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.6	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

4.7	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.8	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.9	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.10	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.11	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.12	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.13	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.14	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.20	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.21	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.22	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.29	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.30	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-130074), filed on March 1, 2006.

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.32	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.33	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.34	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (file No. 001-14965), filed on October 28, 2005.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.35	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.36	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.5).

4.39	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.41	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.48 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.43	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.6).

4.44	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.45	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.46	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.47	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.48	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.49	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.50	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.51	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.52	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.53	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.54	Specimen Master Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.55	Specimen Master Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.56	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.30).

4.57	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.30).

4.58	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (File No. 333-130074), filed on February 20, 2007.

4.59	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.60	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.61	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.62	Form of Capital Security (included in Exhibits 4.8, 4.12, 4.16, 4.21 and 4.26).

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.63	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.64	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	**

4.65	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.66	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	**

4.70	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.71	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.72	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.74	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Specimen Master Medium-Term Note, Series A, of GS Finance Corp.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.76	Specimen Master Medium-Term Note, Series E, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	***

4.81	Form of Floating Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.82	Form of Fixed Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.83	Form of Floating Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.84	Form of Fixed Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.85	Form of Floating Rate Senior Debt Security - TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.86	Form of Fixed Rate Senior Debt Security - TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities of The Goldman Sachs Group, Inc.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.5	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	***

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

15.1	Letter re Unaudited Interim Financial Information.	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarter ended August 29, 2008, dated October 7, 2008 and filed on October 8, 2008.

23.1	Consent of PricewaterhouseCoopers LLP.	***

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.5, 8.1 and 8.2 above).

24.1	Power of Attorney (included on signature page).	**

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee of The Goldman Sachs Group, Inc.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**
25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.10	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.15	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.16	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

*	To be filed as an exhibit to a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 19th day of March, 2009.

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ David A. Viniar
	Name:	David A. Viniar
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) has been signed by the following persons in the capacities indicated on the 19th day of March, 2009.

Title		Signature

Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	/s/	Lloyd C. Blankfein*

Lloyd C. Blankfein

Director, President and Co-Chief Operating Officer	/s/	Gary D. Cohn*

Gary D. Cohn

Director, President and Co-Chief Operating Officer	/s/	Jon Winkelried*

Jon Winkelried

Director	/s/	John H. Bryan*

John H. Bryan

Director	/s/	Claes Dahlbäck*

Claes Dahlbäck

Director	/s/	Stephen Friedman*

Stephen Friedman

Director	/s/	William W. George*

William W. George

Director	/s/	Rajat K. Gupta*

Rajat K. Gupta

Director	/s/	James A. Johnson*

James A. Johnson

Director	/s/	Lois D. Juliber*

Lois D. Juliber

Director	/s/	Lakshmi N. Mittal*

Lakshmi N. Mittal

Director	/s/	Ruth J. Simmons*

Ruth J. Simmons

Principal Accounting Officer	/s/	Sarah E. Smith*

Sarah E. Smith

Chief Financial Officer (Principal Financial Officer)	/s/	David A. Viniar

David A. Viniar

*By:	/s/ David A. Viniar

Name: David A. Viniar
Title: Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GOLDMAN SACHS CAPITAL II
By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GOLDMAN SACHS CAPITAL III
By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GOLDMAN SACHS CAPITAL IV
By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GOLDMAN SACHS CAPITAL V
By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GOLDMAN SACHS CAPITAL VI
By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

     Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of March, 2009.

GS FINANCE CORP.
By:	/s/ Manda J. D’Agata
	Name:	Manda J. D’Agata
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-154173) has been signed by the following persons in the capacities indicated on the 19th day of March, 2009.

Title		Signature

Director, President (Principal Executive Officer)	/s/	Manda J. D’Agata

Manda J. D’Agata

Director	/s/	Steven M. Bunson*

Steven M. Bunson

Director (Principal Financial Officer and Principal Accounting Officer)	/s/	Rajashree Datta*

Rajashree Datta

*By:	/s/ Manda. J. D’Agata

Name: Manda J. D’Agata
Title: Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Distribution Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.4	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee	**

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.6	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	*

1.7	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.8	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	Exhibit 1.7 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated May 23, 2006 and filed on May 24, 2006.

1.11	Form of Underwriting Agreement for capital securities.	*

1.12	Form of Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.13	Form of Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.14	Form of Distribution Agreement for warrants of GS Finance Corp.	*

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
1.15	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.18	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.20	Form of Brokerage Agreement relating to Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	**

1.21	Form of Distribution Agreement relating to Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	***

1.22	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Agreement and Plan of Merger of The Goldman Sachs Corporation into The Goldman Sachs Group, Inc.	Exhibit 2.2 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75213), filed on May 10,1999.

2.3	Agreement and Plan of Merger of The Goldman Sachs Group, L.P. into The Goldman Sachs Group, Inc.	Exhibit 2.3 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75213), filed on May 10,1999.

2.4	Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK LLC and SLK Acquisition L.L.C.	Exhibit 2.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated October 31, 2000 and filed on November 15, 2000.

2.5	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on March 16, 1999.

4.2	Stockholder Protection Rights Agreement, dated as of April 5, 1999, between The Goldman Sachs Group, Inc. and Mellon Investors Services LLC (successor to ChaseMellon Shareholder Services, L.L.C.), as Rights Agent.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.3	Certificates of Designations of The Goldman Sachs Group, Inc. relating to Preferred Stock Series A, B, C, D, E, F, G, and H included in the Restated Certificate of Incorporation of The Goldman Sachs Group, Inc.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001–14965) for the fiscal year ended November 28, 2008.

4.4	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

4.5	Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.6	Subordinated Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965), for the fiscal year ended November 28, 2003.

4.7	Certificate of Trust of Goldman Sachs Capital II.	Exhibit 4.12 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.8	Amended and Restated Declaration of Trust of Goldman Sachs Capital II.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.9	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital II.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.10	Guarantee Agreement for Goldman Sachs Capital II.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.11	Certificate of Trust of Goldman Sachs Capital III.	Exhibit 4.14 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.12	Amended and Restated Declaration of Trust of Goldman Sachs Capital III.	Exhibit 99.5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.13	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital III.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.14	Guarantee Agreement for Goldman Sachs Capital III.	Exhibit 99.7 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on May 17, 2007.

4.15	Certificate of Trust of Goldman Sachs Capital IV.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.16	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital IV.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.17	Trust Agreement of Goldman Sachs Capital IV.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.18	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital IV.	Exhibit 4.21 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.19	Form of Guarantee Agreement for Goldman Sachs Capital IV.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.20	Certificate of Trust of Goldman Sachs Capital V.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital V.	Exhibit 4.9 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.22	Trust Agreement of Goldman Sachs Capital V.	Exhibit 4.18 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.23	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital V.	Exhibit 4.24 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.24	Form of Guarantee Agreement for Goldman Sachs Capital V.	Exhibit 4.29 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.25	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.26	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.27	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.28	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.29	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.30	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (File No. 333-130074), filed on March 1, 2006.

4.31	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.32	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.33	Form of Warrant Agreement for universal warrants of The Goldman Sachs Group, Inc.	*

4.34	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (file No. 001-14965), filed on October 28, 2005.

4.35	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.36	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

4.37	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.38	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.5).

4.39	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.41	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.48 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.42	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.91 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.43	Form of subordinated debt securities of The Goldman Sachs Group, Inc. (included in Exhibit 4.6).

4.44	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.45	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.46	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.47	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.85 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.49	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.50	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.51	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.52	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007.

4.53	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.54	Specimen Master Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	**

4.55	Specimen Master Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	**

4.56	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.30).

4.57	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.30).

4.58	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (File No. 333-130074), filed on February 20, 2007.

4.59	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.60	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.61	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.33).

4.62	Form of Capital Security (included in Exhibits 4.8, 4.12, 4.16, 4.21 and 4.26).

4.63	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.64	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	**

4.65	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.66	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.67	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.63).

4.68	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.69	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	**

4.70	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.71	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.72	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (File No. 333-130074), filed on December 4, 2007.

4.74	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Specimen Master Medium-Term Note, Series A, of GS Finance Corp.	**

4.76	Specimen Master Medium-Term Note, Series E, of GS Finance Corp.	**

4.77	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.63).

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	General Guarantee Agreement, dated October 21, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	**

4.80	General Guarantee Agreement, dated December 1, 2008, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	***

4.81	Form of Floating Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.5 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.82	Form of Fixed Rate Senior Debt Security (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.6 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.83	Form of Floating Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.84	Form of Fixed Rate Medium-Term Note, Series D (TLGP) of The Goldman Sachs Group, Inc.	Exhibit 4.8 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

4.85	Form of Floating Rate Senior Debt Security - TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

4.86	Form of Fixed Rate Senior Debt Security - TLGP, 2008 of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (File No. 001-14965), dated November 25, 2008 and filed on December 1, 2008.

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities, the enforceability of the trust agreements and the formation of the Issuer Trust with respect to Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to floating rate senior debt securities and fixed rate senior debt securities of The Goldman Sachs Group, Inc.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.5	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	***

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
8.1	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, purchase contracts, units, preferred stock, depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital II, Goldman Sachs Capital III, Goldman Sachs Capital IV, Goldman Sachs Capital V and Goldman Sachs Capital VI and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sullivan & Cromwell LLP relating to debt securities, warrants, units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement re computation of ratios of earnings to fixed charges.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (File No. 001-14965) for the fiscal year ended November 28, 2008.

15.1	Letter re Unaudited Interim Financial Information.	Exhibit 15.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (File No. 001-14965) for the quarter ended August 29, 2008, dated October 7, 2008 and filed on October 8, 2008.

23.1	Consent of PricewaterhouseCoopers LLP.	***

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4, 5.5, 8.1 and 8.2 above).

24.1	Power of Attorney (included on signature page).	**

25.1	Statement of Eligibility of senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee	**

25.2	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of subordinated debt trustee of The Goldman Sachs Group, Inc.	**

25.4	Statement of Eligibility of warrant trustee of The Goldman Sachs Group, Inc.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital II.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital III.	**

Exhibit
No.	Description	Incorporated by Reference to Filings Indicated
25.7	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital IV.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital V.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.10	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital II.	**

25.11	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital III.	**

25.12	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital IV.	**

25.13	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital V.	**

25.14	Statement of Eligibility of The Bank of New York Mellon under the Guarantee for the benefit of the holders of capital securities of Goldman Sachs Capital VI.	**

25.15	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

25.16	Statement of Eligibility of senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee	**

*	To be filed as an exhibit to a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement on Form S-3 and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.